                                                              Draft 12 June 2002




                           RANDGOLD RESOURCES LIMITED
                            5,000,000 Ordinary Shares
          in the form of Ordinary Shares or American Depositary Shares
                               (US$0.10 par value)

                             UNDERWRITING AGREEMENT

                                                                  ________, 2002



HSBC Securities (USA) Inc.
As Representative of the several Underwriters named in Schedule I hereto and as Global Coordinator
452 Fifth Avenue, Tower 9
New York, NY 10018
United States of America


Ladies and Gentlemen:

Randgold Resources Limited, a corporation organized under the laws of Jersey, the Channel Islands (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to, or upon the order of, the several Underwriters named in Schedule I annexed hereto (the "UNDERWRITERS"), and the Underwriters propose, subject to the terms and conditions stated herein, to purchase, severally and not jointly, from the Company an aggregate of 5,000,000 ordinary shares of US$0.10 each in the capital of the Company (the "FIRM SHARES").

In addition, solely for the purpose of covering over-allotments and subject to the terms and conditions set forth herein, International Finance Corporation (the "SELLING SHAREHOLDER") proposes to grant an option to the Underwriters, exercisable at the discretion of the Representative, as defined below, to purchase, severally and not jointly, up to an additional 750,000 ordinary shares of US$0.10 each in the capital of the Company (the "OPTION SHARES"). The Firm Shares and the Option Shares are herein collectively called the "SHARES". The ordinary shares of US$0.10 each in the capital of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "CAPITAL STOCK". The Company and the Selling Shareholder are hereinafter sometimes referred to collectively as the "SELLERS".

It is understood that, subject to the conditions hereinafter stated, the Shares will be sold to, or upon the order of, the Underwriters in connection with the offer and sale of such Shares in the United States (the "US OFFERING") and outside the United States (the "INTERNATIONAL OFFERING"). Each of HSBC Securities (USA) Inc. and BMO Nesbitt Burns Corp. through their respective affiliates, HSBC Investment Bank plc and [Nesbit Burns' affiliate?], will make offers and sales of the Shares outside the United States. The US Offering and the International Offering are hereinafter collectively referred to as the "GLOBAL OFFERING".




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HSBC Securities (USA) Inc. shall act as global coordinator (the "GLOBAL
COORDINATOR") for the Global Offering. The Shares to be offered and sold in the US Offering are sometimes referred to herein as the "US SHARES" and the Shares to be offered and sold in the International Offering are sometimes referred to herein as the "INTERNATIONAL SHARES."

The Underwriters may elect to take delivery of the Shares issued pursuant to this Agreement in the form of ordinary shares of US$0.10 each in the capital of the Company or in the form of American Depositary Shares ("ADSS") evidenced by American Depositary Receipts ("ADRS"). The ADSs are to be issued pursuant to a Deposit Agreement, dated as of July 1, 1997, as amended and restated as of _______, 2002, and further amended and restated as of _______, 2002 (the "DEPOSIT AGREEMENT"), by and among the Company, The Bank of New York, as depositary (the "DEPOSITARY"), and all owners and holders from time to time of the ADRs issued thereunder by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive two Shares deposited pursuant to the Deposit Agreement. Except as the context may otherwise require, references herein to the Shares (whether Firm Shares or Option Shares, US Shares or International Shares) shall include all of the Shares whether in the form of Shares or ADSs.

Two forms of prospectus are to be used in connection with the Global Offering, one for the US Offering and the other relating to the International Offering. The international form of the prospectus will be identical to the US form of the prospectus except for certain additional pages referred to as the Supplement dated _______, 2002. The Company has filed, in accordance and in conformity with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations thereunder, with the US Securities and Exchange Commission (the "COMMISSION") a registration statement on Form F-1 (File No. 333-_________), including a form of prospectus meeting the requirements of the Securities Act furnished to the Representative for use in connection with the US Offering (each a "PRELIMINARY US PROSPECTUS"). Except where the context otherwise requires, the registration statement, as amended when it becomes effective, including any information contained in any prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, and also including any registration statement filed pursuant to Rule 462(b) under the Securities Act, is herein called the "REGISTRATION STATEMENT". The prospectus, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second Business Day after the date hereof (or such earlier time as may be required under the Securities Act and the rules and regulations thereunder) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, are collectively herein called the "US PROSPECTUS".

The Company has furnished to the Representative, for use in connection with the International Offering, copies of one or more preliminary prospectuses (each a "PRELIMINARY INTERNATIONAL PROSPECTUS") relating to the offer and sale of the Shares. That prospectus in final form is referred to as the "INTERNATIONAL PROSPECTUS". The Preliminary International Prospectus and Preliminary US Prospectus are herein collectively referred to as the "PRELIMINARY PROSPECTUSES" and the International Prospectus and the US Prospectus are herein collectively referred to as the "PROSPECTUSES".

A registration statement on Form F-6 (no. 333-_______) relating to the ADSs has also been filed, in accordance and in conformity with the requirements of the Securities Act. The Registration Statement on Form F-6, as amended at the time when it became effective, is referred to in this Agreement as the "ADS REGISTRATION STATEMENT".

For purposes of this Agreement, "BUSINESS DAY" means any day, excluding Saturday and Sunday, on which banking institutions are generally open for normal banking business in London and New York City.

The Company understands that: (i) the Underwriters intend to make a public offering of the US Shares as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representative is advisable and initially to offer the US Shares upon the terms set forth in the US Prospectus, and (ii) the Underwriters, through their affiliates, intend to make an offering of the International


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Shares concurrently with the offering of the US Shares and initially to offer the International Shares upon the terms set forth in the International
Prospectus.

The Company and the Underwriters agree as follows:

1  SALE AND PURCHASE

   (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions herein set forth, the Company agrees to issue and sell 5,000,000 Firm Shares to, or upon the order of, each Underwriter in accordance with Section 2 of this Agreement and each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I and Schedule II annexed hereto (subject to such adjustments to eliminate fractional Shares or ADSs as the Representative may determine), which shall be deliverable in the form of Shares or ADSs (as designated by the Representative on behalf of the Underwriters), in each case at a price of: (i) US$_______ per Share (or at a price of US$_______ per ADS) offered and sold to institutional investors (the "INSTITUTIONAL PURCHASE PRICE") and (ii) US$_______ per Share (or at a price of US$_______ per ADS) offered and sold to retail investors (the "RETAIL PURCHASE PRICE"). The Institutional Purchase Price and the Retail Purchase Price are herein collectively called the PURCHASE PRICE. This Purchase Price represents a discount to the per share price to the public in the Global Offering. This purchase price includes a selling commission of US$_______ per Share (or US$_______ per ADS), an underwriting commission of US$_______ per Share (or US$_______ per ADS) and a management commission of US$_______ per Share (or US$_______ per ADS). For the purposes of this Underwriting Agreement, sales to individuals other than to: (i) those individuals holding securities in accounts which have more than two individuals as account holders, or (ii) partnerships, trusts and legal entities shall constistute sales to "retail investors." All sales not made to "retail investors" shall be deemed to be made to "institutional investors."

   (b) In addition, the Selling Shareholder hereby grants to the Representative on behalf of the several Underwriters the option to purchase, and on the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions herein set forth, the Underwriters have the right to purchase, severally and not jointly, from the Selling Shareholder, all or a portion of the Option Shares, which shall be deliverable in the form of Shares or ADSs (as designated by the Representative on behalf of the Underwriters), solely to cover over-allotments made in connection with the offering of the Firm Shares at the same Purchase Price per Share or ADS, as the case may be, to be paid by the Underwriters to the Company for the Firm Shares (unless the Representative shall exercise the option to purchase fewer than 656,250 Option Shares, in which case the price per share shall be US$_______ (or at a price of US$_______ per ADS). This option may be exercised at the election of the Representative on behalf of the several Underwriters in whole or in part at any time or from time to time on or before the 30th calendar day following the First Time of Purchase (as defined in Section 2(a) below), by written notice, in the form of Schedule III annexed hereto, to the Selling Shareholder and the Company from the Representative at least two Business Days before the Additional Time of Purchase (as defined in Section 2(a) below). Such notice shall be irrevocable and shall set forth the aggregate number of Option Shares as to which the option is being exercised and the Time of Purchase when the Option Shares are to be delivered. The number of Option Shares to be sold to, or upon the order of, each Underwriter in accordance with Section 2 of this Agreement shall be the number which bears the same proportion to the aggregate number of Option Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule I and Schedule II annexed hereto bears to the total number of Firm Shares issued and sold pursuant to the terms hereof (subject to such adjustments to eliminate fractional shares or ADSs as the Representative may determine).



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   (c) Upon the authorization by the Company of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale and issuance by the Company in accordance with Section 2 of this Agreement upon the terms and conditions set forth in the Prospectuses. Each Underwriter represents and warrants to, and agrees with, the Company that it, its affiliates and any persons acting on its or their behalf have complied and will comply with all applicable securities laws and regulations in each jurisdiction in or into which it or they offers or sells Shares or has in its or their possession or distributes a Prospectus.

2  PAYMENT AND DELIVERY

   (a) Payment of the aggregate Purchase Price for the Firm Shares to be sold and issued by the Company shall be made by the Representative on behalf of the Underwriters in US dollars in immediately available funds by wire transfer to the account of the Company specified by the Company to the Representative. If the option to purchase Option Shares provided for in
       Section 1(b) hereof shall have been exercised, payment of the aggregate Purchase Price for the Option Shares to be sold by the Selling Shareholder shall be made by the Representative on behalf of the Underwriters in US dollars in immediately available funds by wire transfer to the account of the Selling Shareholder specified by the Selling Shareholder to the Representative. The time and date of such payment shall be, with respect to the Firm Shares, immediately prior to 9:00 a.m. New York City time on ________, 2002, or at the same time on such other date, not later than __________, 2002, as shall be designated in writing by the Representative after consultation with the Company where practicable, and, if the option to purchase Option Shares provided for in Section 1(b) hereof shall have been exercised, on the date and at the time specified by the Representative in the written notice given by the Representative of its election, on behalf of the Underwriters, to purchase such Option Shares in accordance with the terms of Section 1(b) hereof. Such time and date for delivery of the Firm Shares is herein called the "FIRST TIME OF PURCHASE", such time and date for delivery of the Option Shares, if not the First Time of Purchase, is herein called the "ADDITIONAL TIME OF PURCHASE", and each such time and date for delivery is herein called a "TIME OF PURCHASE". At each Time of Purchase,

       (i) the Company shall pay in US dollars in immediately available funds by wire transfer to or for the account of the Representative specified by the Representative to the Company the total of all expenses (as set forth in Section 4.1(l) hereof and including the value added taxes payable by the Underwriters in the UK with respect to the selling, underwriting or management commission due and owing to the Underwriters pursuant to Section 1 hereof as well as the applicable stamp duty on the Shares sold pursuant to Section 1) then due and owing to the Underwriters and the Underwriters counsel, if any, to the extent they have been ascertained by the Underwriters, and

       (ii) the Selling Shareholder shall pay in US dollars in immediately available funds by wire transfer to or for the account of the Representative specified by the Representative to the Company the total of all expenses (as set forth in Section 4.2(a) hereof and including the value added taxes payable by the Underwriters in the UK with respect to the selling, underwriting or management commission due and owing to the Underwriters pursuant to Section 1 hereof as well as the applicable stamp duty on the Shares sold pursuant to Section 1) then due and owing to the Underwriters and the Underwriters counsel, if any, to the extent they have been ascertained by the Underwriters.

       all as set forth in an invoice to be delivered by the Representative to the Company or the Selling Shareholder, as applicable, no later than two Business Days prior to the Time of Purchase. The Representative shall in its sole and absolute discretion, have the right to elect to deduct from its payment of the aggregate Purchase Price for the Firm Shares and/or the Option Shares under this Section 2(a), the amounts payable by the Company or, as applicable, the Selling Shareholder under this section in lieu of a wire transfer of the funds from the Company.



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




   (b) Immediately after 9:00 a.m. New York City time on each Time of Purchase, the Company shall issue the Firm Shares and the Selling Shareholder shall transfer the Option Shares, as the case may be, in registered form and procure (i) that the Firm Shares and the Option Sharers, as the case may be, are registered on the Company's share register in Jersey, Channel Islands, in the names of the initial purchasers of the Firm Shares and the Option Shares, as the case may be, procured by the Underwriters or in the name of the London office of the Depositary, as the custodian of the Depositary (the "CUSTODIAN") with respect to Firm Shares or Option Shares represented by ADSs, and (ii) that such Firm Shares and Option Shares, as the case may be, are delivered to the accounts of the initial purchasers of the Shares procured by the Underwriters, or in the case of Firm Shares, or Option Shares, as the case may be, represented by ADSs, to the deposit account of the Depositary established with the Custodian. The Company will issue the Shares in registered certificated form.

   (c) With respect to Firm Shares or Option Shares, as the case may be, to be delivered in the form of ADSs, against such payment and delivery, the Company and the Selling Shareholder, as the case may be, shall deposit the Shares with the Depositary pursuant to the terms of the Deposit Agreement and procure that the Depositary issues and delivers to the several Underwriters or to their order in such place as the Representative may reasonably require, ADRs duly executed in accordance with the provisions of the Deposit Agreement. ADR certificates for the ADSs which represent Firm Shares and Option Shares, if any, shall be in such denominations and registered in such names as the Representative may request in writing no later than three Business Days before the First Time of Purchase and no later than two Business Days before any Additional Time of Purchase. The Company and, in the case of Option Shares, the Selling Shareholder will cause the form of ADR evidencing the ADSs to be made available for checking at least 24 hours prior to the Time of Delivery (as defined below) with respect thereto at the office of the Depositary or its designated custodian.

   (d) With respect to Firm Shares or Option Shares, as the case may be, to be delivered in certificated form, against such payment and delivery, the Company and the Selling Shareholder, as the case may be, shall: (i) deliver the Shares to the Representative, or (ii) deposit the Shares through CREST, being the UK system for settlement in uncertificated form. Certificates evidencing the Shares shall be in such denominations and registered in such names as the Representative may request in writing no later than three Business Days before the First Time of Purchase and no later than two Business Days before any Additional Time of Purchase. The Company and, in the case of Option Shares, the Selling Shareholder will cause any certificates evidencing the Shares to be made available for checking at least 24 hours prior to the Time of Delivery (as defined below) with respect thereto at the office of the transfer agent.

3   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SHAREHOLDER

3.1 The Company represents and warrants to, and agrees with, each of the Underwriters that:

   (a) The Registration Statement has been filed with the Commission; such Registration Statement and any post-effective amendment thereto (each in the form heretofore delivered to the Representative for each of the other Underwriters) have been declared effective by the Commission in such form. The Commission has not issued an order preventing or suspending the use of the Registration Statement or the US Prospectus nor instituted or threatened proceedings for that purpose.

   (b) Each Preliminary US Prospectus, at the time of filing thereof with the Commission, conformed in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes



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       no representation or warranty as to any statement contained or omission made in the Preliminary US Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of any Underwriter through the Representative to the Company expressly for use therein.

   (c) The Registration Statement conforms, and the US Prospectus and any further amendments or supplements to the Registration Statement or the US Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations thereunder. The Registration Statement does not contain and will not, as of the applicable effective date as to the Registration Statement and any amendment or supplement thereto, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The US Prospectus does not and will not, as of the applicable filing date as to the US Prospectus or any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to any statement contained or omission made in the Registration Statement or the US Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of any Underwriter through the Representative to the Company expressly for use in the Registration Statement or the US Prospectus.

   (d) The Preliminary International Prospectus as of the date thereof did not, and the International Prospectus as of the date thereof, does not or did not, and any further amendments or supplements to the International Prospectus, as of the date of any such amendment or supplement, will not, contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to any statement contained or omission made in conformity with information furnished in writing by or on behalf of any Underwriter through the Representative to the Company expressly for use therein.

   (e) The ADS Registration Statement has been filed with the Commission; the ADS Registration Statement and any post-effective amendment thereto (each in the form heretofore delivered to the Representative for each of the other Underwriters) have been declared effective by the Commission in such form. The Commission has not issued an order preventing or suspending the use of the ADS Registration Statement nor instituted or threatened proceedings for that purpose. The ADS Registration Statement conforms, and any further amendments to the ADS Registration Statement will conform, in all material respects to the requirements of the Securities Act and the rules and regulations thereunder. The ADS Registration Statement does not contain and will not, as of the applicable effective date as to the ADS Registration Statement and any amendment thereto, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

   (f) Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, there has not been any material change in the capital stock (other than as a result of grants or exercises under the Company's benefits plans) or increase in long-term debt of the Company or any of its subsidiaries (as listed in Exhibit 21.1 of the Registration Statement), Morila Limited and Morila SA (such subsidiaries collectively, with Morila Limited and Morila SA, the "SUBSIDIARIES"), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, financial position, stockholders' equity or results of operations of the Company and its Subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT") otherwise than as set fort or contemplated in the Prospectuses as amended or supplemented; and except as set forth or contemplated in the Prospectuses as amended or supplemented neither the Company nor



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       any of its Subsidiaries has entered into any transaction or agreement
       (whether or not in the ordinary course of business) material to the Company and its Subsidiaries taken as a whole;

   (g) Each of the Company and its Subsidiaries has been duly incorporated, is validly existing as a corporation under the laws of its jurisdiction of incorporation and has the corporate power and authority (corporate or otherwise) to own, lease and operate its properties and conduct its business as described in the Prospectuses as amended or supplemented, and is in good standing under the laws of its jurisdiction of incorporation and each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where failure to be in good standing would not have a Material Adverse Effect. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company.

   (h) The Company has the authorized capitalization set forth in the Prospectuses as amended or supplemented, and all the issued and outstanding ordinary shares have been duly authorized and validly issued and are fully paid and non-assessable.

   (i) The Shares to be issued by the Company and sold to, or upon the order of, the Underwriters have been duly authorized and, when issued and paid for pursuant to this Agreement will have been duly and validly issued, fully paid and non-assessable. The statements set forth under the heading "Description of Our Memorandum and Articles of Association and Ordinary Shares" in the Prospectuses as amended or supplemented, insofar as such statements purport to summarize certain provisions of the Company's ordinary shares and the Company's Memorandum and Articles of Association, provide a fair and accurate summary of such provisions in all material respects. There are no restrictions on transfers of the Shares except as described in the Prospectuses as amended or supplemented and they may freely deposited by the Company with the Depositary or its custodian. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Capital Stock.

   (j) The Deposit Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights generally and to general equity principles.

   (k) Upon due issuance by the Depositary of ADRs evidencing ADSs against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs evidencing ADSs will be duly and validly issued and the persons in whose names the ADRs evidencing ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement. There are no restrictions on subsequent transfers of ADSs except as described in the Prospectuses as amended or supplemented. The statements set forth under the heading "Description of American Depositary Receipts" in the Prospectuses as amended or supplemented, insofar as such statements purport to summarize certain provisions of the ADSs, ADRs and the Deposit Agreement, provide a fair and accurate summary of such provisions in all material respects.

   (l) All of the outstanding shares of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more Subsidiaries, in the percentages set forth in Exhibit 21.1 of the Registration Statement free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except as described in the Prospectuses as amended or supplemented. With respect to such shares owned by the Company, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of, or ownership interest in, the Subsidiaries are outstanding, except as described in the Prospectuses as amended or supplemented.

   (m) Except as described in the Prospectuses as amended or supplemented, no person has preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Shares other than those that have been expressly waived prior to the date hereof; except as described in the Prospectuses as amended or supplemented, no person has the right, contractual or otherwise, to cause the Company to issue to such person, or register pursuant to the Securities Act and the rules and regulations thereunder, any ordinary shares or other equity securities of the Company, including, but not limited to, preference shares.

   (n) Except as described in the Prospectuses as amended or supplemented, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any ordinary shares of the Company or any of its Subsidiaries, (ii) warrants, rights or options to subscribe for or purchase from the Company or any of its Subsidiaries any ordinary shares or any such convertible or exchangeable securities or (iii) obligations of the Company or any of its Subsidiaries to issue any ordinary shares, any such convertible or exchangeable securities or obligations or any such warrants, rights or options.

   (o) The form of certificate for the Shares (to the extent Shares are issued in certificated form) conforms to the requirements of the laws of Jersey and the Memorandum and Articles of Association of the Company; the form of certificate for the ADRs conforms in all material respects to the requirements of the Deposit Agreement.

   (p) This Agreement has been duly authorized, executed and delivered by the Company.

   (q) Each of the Company and its Subsidiaries has all permits, licenses, consents, approvals, authorizations, orders, registrations, clearances and qualifications (collectively, "GOVERNMENTAL AUTHORIZATIONS") and has made all filings required under any statute or any order, regulation or rule of any governmental or regulatory agency or body having jurisdiction over the Company or its Subsidiaries, as the case may be, or over any of their respective properties (each, a "GOVERNMENTAL AGENCY"), in each case necessary to conduct its business as described in the Prospectuses as amended or supplemented, except for such Governmental Authorizations or filings the failure of which to obtain or make would not have a Material Adverse Effect.

   (r) The issuance of the Shares, the deposit by the Company of the Shares with the Depositary against receipt of ADRs evidencing ADSs, the issuance of the ADRs, the sale of the Shares and compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under (or constitute any event which with notice, lapse of time, or both would result in any breach or violation of any of the terms or provisions of, or constitute a default under), the Memorandum or Articles of Association or other charter document of the Company or any of its Subsidiaries or, except as described in the Prospectuses as amended or supplemented and except for such matters as would not have a Material Adverse Effect, the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other evidence of indebtedness, or any lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties is or may be bound or affected, nor will such action result in any violation of any statute or any order, rule or regulation of any Governmental Agency, except as described in the Prospectuses as amended or supplemented; and no Governmental Authorizations of or filing with any Governmental Agency is required to be obtained or made by the Company for the issue of the Shares and the ADRs evidencing ADSs, the sale of the Shares and the ADRs, the application of the proceeds of such sale and issuance as set forth in the Prospectuses as amended or supplemented or the consummation by the Company of the transactions contemplated by this Agreement or the Deposit Agreement, except such as have been obtained and are in full force and effect or will have been obtained prior to the Time of Purchase and such Governmental Authorizations as may be required under state securities or "blue sky" laws in connection with the purchase and distribution of the Shares by the Underwriters.

   (s) Except as described in the Prospectuses as amended or supplemented, no Governmental Authorizations (including any foreign exchange or foreign currency Governmental Authorizations) are required for the Company to pay dividends, if any, declared by the Company to the holders of Shares, including the Depositary.

   (t) Except as described in the Prospectuses as amended or supplemented and except for such matters as would not have a Material Adverse Effect, (i) the Company and its Subsidiaries are each in compliance with all applicable Environmental Laws (as defined below), (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (iii) there are no pending or, to the Company's knowledge, threatened Environmental Claims against the Company or any of its Subsidiaries. There are no costs or liabilities of the Company or any of its Subsidiaries associated with Environmental Laws (including, without limitation, any capital or operating expenditure required for clean-up, closure of properties or compliance with Environmental Laws or any Governmental Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect. For purposes of this Section 3.1(t), the following terms shall have the following meanings: "ENVIRONMENTAL LAW" means federal, provincial, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgement, relating to the environment, human health, safety or any hazardous or toxic chemical, material or substance, exposure to which or release of which is prohibited, limited or regulated by any Governmental Agency. "ENVIRONMENTAL CLAIM" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, lien, notice of noncompliance or violation, investigation or proceeding arising under any Environmental Law.

   (u) Except as described in the Prospectuses as amended or supplemented and except for such matters as would have a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is in breach or violation of any of the terms or provisions of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of any of the terms or provisions of, or constitute a default under), its respective Memorandum or Articles of Association or other charter document or in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other evidence of Indebtedness, or any lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties is or may be bound or affected, and
       (ii) neither the Company nor any of its Subsidiaries is in violation of, or in default under, any Governmental Authorization or any statute or any order, regulation or rule of any Governmental Agency.

   (v) Except as described in the Prospectuses as amended or supplemented, there is no action, suit, claim or proceeding pending or, to the Company's knowledge, threatened to which the Company, any of its Subsidiaries or any executive officer or director of the Company is a party before any court or administrative agency or otherwise which if determined adversely to the Company or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect or to prevent the consummation of the transaction contemplated hereby.

   (w) Each of the Company and its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is customary of companies engaged in similar industries.

   (x) Each of the Company and its Subsidiaries have good title in fee simple to all real property and good and marketable title to all other properties and assets reflected in the financial statements (or as described in the Prospectuses as amended or supplemented) hereinabove described, subject to no liens, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Prospectuses as amended or supplemented) or which are not material in amount. Any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

   (y) The Company or one of its Subsidiaries holds freehold title, mining leases, mining claims or other conventional proprietary interests or rights recognized in the jurisdiction in which each property described in the Prospectuses as amended or supplemented is located, in the ore bodies and mineral inventories and the milling facilities described in the Prospectuses as amended or supplemented (and all properties respectively relating thereto) under valid, subsisting and enforceable title documents, contracts, leases, licenses or occupation, mining concessions, permits, or other recognized and enforceable instruments and documents, sufficient to permit the Company or one of its Subsidiaries, as the case may be, to explore for, extract, exploit, remove, process and refine the minerals relating thereto, except as described in the Prospectuses as amended or supplemented or where the failure so to hold would not have a Material Adverse Effect. In addition, except as described in the Prospectuses as amended or supplemented or where the failure so to have would not have a Material Adverse Effect, either the Company or one of its Subsidiaries has all necessary surface rights, water rights and rights in water, rights of way, licenses, easements, ingress, egress and access rights, and all other necessary rights and interests granting the Company or one of its Subsidiaries, as the case may be, the rights and ability to explore for, mine, extract, remove and process the minerals derived from the ore bodies and mineral inventories described in the Prospectuses as amended or supplemented and to transport for refinement, market or distribute the ore and metals produce at the milling and processing facilities described in the Prospectuses as amended or supplemented. Each of the aforementioned interests and rights is currently in good standing, except where the failure to be in good standing would not have a Material Adverse Effect.

   (z) No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the best knowledge of the Company, is imminent that individually or in the aggregate is reasonably likely to have a Material Adverse Effect.

  (aa) Each of the Company and its Subsidiaries have filed all income, franchise and other tax returns required to be filed through the date hereof and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual have been established in accordance with generally accepted accounting principles except insofar as the failure to file such returns or to pay such taxes or assessments is not reasonably likely to have a Material Adverse Effect. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments. Neither the Company nor any of its Subsidiaries have been involved in any material dispute with any tax authority.

  (bb) Neither the Company nor any of its Subsidiaries has violated any applicable law or regulation relating to the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

  (cc) PricewaterhouseCoopers and PricewaterhouseCoopers Inc., who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants with respect to the Company and its Subsidiaries as required by the Securities Act and the rules and regulations thereunder.

  (dd) The consolidated financial statements of the Company and the Subsidiaries included in the Registration Statement and the Prospectuses (and any amendment or supplement thereto), together with related schedules and notes, present fairly, in all material respects, the financial position, results of operations and cash flows and changes in the consolidated financial position of the Company and its Subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply. Except as otherwise stated in the Registration Statement and the Prospectuses such consolidated financial statements and related schedules and notes have been prepared in accordance with International Accounting Standards consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary consolidated financial and operating data and selected historical financial data included in the Registration Statement and the Prospectuses as amended or supplemented presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.

  (ee) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with the management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Accounting Standards and generally accepted accounting principles in the United States and to maintain accountability of assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

  (ff) Neither the Company nor any of its Subsidiaries is and, giving consideration to the consummation of the transactions contemplated hereby and the application of proceeds as described in the Prospectuses under the caption "Use of Proceeds", will be a "passive foreign investment company" or a "foreign personal holding company" within the meaning of
       Section 1296(a) of the United States Internal Revenue Code of 1986, as amended.

  (gg) The Company intends to apply to the UK Financial Services Authority in its capacity as competent authority under the UK Financial Services and Markets Act 2000 (the "UK LISTING AUTHORITY") for the Shares and ADSs to be admitted to the official list maintained by the UK Listing Authority (the "OFFICIAL LIST") and to London Stock Exchange plc (the "LONDON STOCK EXCHANGE") for such Shares and ADSs to be admitted to trading on the London Stock Exchange's market for listed securities, which applications, once granted, will together constitute admission of the Shares to the Official List and to trading on the London Stock Exchange ("ADMISSION"); the Company intends to submit to the UK Listing Authority for formal approval a document comprising UK listing particulars relating to the Global Offering for the purposes of obtaining Admission (the "UK LISTING PARTICULARS", which definition shall include the UK listing particulars in preliminary and final form, including as amended or supplemented hereafter); with respect to the UK Listing Particulars:

       (i) the UK Listing Particulars (when approved) will comply in all respects with the requirements of the UK Financial Services and Markets Act 2000 ("UK FSMA") and the listing rules (the "UK LISTING RULES") made by the UK Listing Authority under the UK FSMA; and

       (ii) taking into consideration the net proceeds of the Global Offering receivable by the Company, the Company and its Subsidiaries will have sufficient working capital available for their requirements and their requirements for at least the next 12 months from the date of publication of the UK Listing Particulars.

  (hh) The Company is in compliance in all material respects with the reporting, filing and other applicable requirements of all statutes, laws, rules and regulations of any jurisdiction or any statutory or regulatory board, authority or other body which apply to the Company as a result of the listing of its ordinary shares on and global depositary shares on the London Stock Exchange.

  (ii) The ADSs have been approved for quotation on the Nasdaq National Market, subject to notice of issuance.

  (jj) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectuses, will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

  (kk) Neither the Company nor any of its affiliated purchasers (as defined) in Rule 100 of Regulation M under the Securities Act and the rules and regulations thereunder and the US Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations thereunder, including Regulation M ("REGULATION M")), has, either alone or with one or more other persons, bid for or purchased, for any account in which the Company or any of its affiliated purchasers has a beneficial interest, any Shares, any instruments exchangeable for, representing interests in, or the right to an allotment of, any such securities or any right to purchase any such securities (collectively, the "SUBJECT SECURITIES") or attempted to induce any person to purchase any Subject Securities, except as otherwise provided in this Agreement or to the extent otherwise permitted by Regulation M; and neither the Company nor any of its affiliated purchasers has made bids or purchases for the purpose of creating actual or apparent active trading in, or of raising the price of, the Shares or other Subject Securities.

  (ll) Neither the Company nor any of its Subsidiaries has taken or may take, directly or indirectly any action which was designed to stabilize or manipulate or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and ADSs.

  (mm) The Company has not (i) other than the International Prospectus, provided prospective purchasers in in the provinces of [Ontario, Quebec, British Columbia, [others]] (the "QUALIFYING PROVINCES") with any document or other material that would constitute an offering memorandum with the meaning of Canadian Securities Laws; or (ii) engaged in any form of general solicitation or general advertising in connection with the offer and sale of the Shares.

  (nn) The Company has complied with all applicable laws in each of the Qualifying Provinces and the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, orders, blanket rulings and other regulatory instruments of the securities regulatory authorities in each such province (the "CANADIAN SECURITIES LAWS") that are necessary to ensure that the purchase and sale of the Shares as contemplated in this Underwriting Agreement may lawfully occur in each of the Qualifying Provinces without the necessity of the filing of a prospectus in any Qualifying Province.

3.2 The Selling Shareholder represents and warrants to, and agrees with, each of the Underwriters that:

  (a) The Selling Shareholder is the lawful owner of the Option Shares pursuant to this Agreement and has, and on the Time of Purchase of the Option Shares will have, good and clear title to such Option Shares, free of all restrictions on transfer, liens, mortgages, pledges, charges or encumbrances of any kind.

  (b) The Option Shares to be sold by the Selling Shareholder have been duly authorized and are validly issued, fully paid and non-assessable.

  (c) This Agreement has been duly authorized, executed and delivered by the Selling Shareholder.

  (d) The Custody Agreement and Power of Attorney (the "CUSTODY AGREEMENT") signed by the Selling Shareholder and HSBC Investment Bank plc, as Attorney-in-Fact and Custodian, relating to: (i) the appoiontment of HSBC Investment Bank plc as the Selling Shareholder's attorney-in-fact (the "ATTORNEY") to the extent set forth therein, relating to the transactions contemplated hereby (the "POWER OF ATTORNEY") and (ii) the deposit of the Option Shares, has been duly authorized, executed and delivered by the Selling Shareholder, and constitutes a valid and legally binding agreement of the Selling Shareholder, enforceable against the Selling Shareholder in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights generally and to general equity principles. Pursuant to such Power of Attorney, the Selling Shareholder has, among other things, authorized the Attorney to execute and deliver on the Selling Shareholder's behalf this Agreement and any other document that it may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Option Shares to be sold by the Selling Shareholder pursuant to this Agreement.

  (e) Upon delivery of and payment for the Option Shares to be sold by the Selling Shareholder pursuant to this Agreement, good and clear title to such Option Shares will pass to the Underwriters, free of all restrictions on transfer, liens, mortgages, pledges, charges or encumbrances of any kind.

  (f) From the date of this Agreement until _______, 2003 [date 180 days thereafter], the Selling Shareholder will not sell, transfer, mortgage, charge or otherwise dispose of or agree to sell, transfer, mortgage, charge or otherwise dispose of, directly or indirectly, any of the Company's ordinary shares or any interest therein or enter into any transaction having the same economic effect other than through HSBC Investment Bank plc with a view to maintaining an orderly market in the Company's securities.

  (g) The execution, delivery and performance by the Selling Shareholder with all of the provisions of this Agreement, the Custody Agreement and the Power of Attorney, and the consummation of the transactions herein and therein contemplated: (i) will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under (or constitute any event which with notice, lapse of time, or both would result in any breach or violation of any of the terms or provisions of, or constitute a default under), the organizational documents of the Selling Shareholder or the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other evidence of indebtedness, or any lease or other agreement or instrument to which the Selling Shareholder is a party, (ii) will not result in any violation of any statute or any order, rule or regulation of any governmental or regulatory agency or body having jurisdiction over the Selling Shareholder, and (iii) will not require any permit, license, consent, approval, authorization, order, registration, clearance, qualification or filing of any kind, except such as have been obtained and are in full force and effect or will have been obtained prior to the Time of Purchase and such as may be required under state securities or "blue sky" laws in connection with the purchase and distribution of the Option Shares by the Underwriters.

  (h) The information in the Registration Statement under the heading "Principal and Selling Shareholders" which specifically relates to the Selling Stockholder does not, and will not at any Time of Purchase contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

  (i) At any time during the period described in Section 4.1(b) if there is any change in the information referred to in this Section 3.2, the Selling Shareholder will immediately notify the Underwriters of such change.

  4 AGREEMENTS OF THE COMPANY AND THE SELLING SHAREHOLDER

4.1 The Company agrees:

  (a) To use its best efforts to cause the Registration Statement and the ADS Registration Statement to become effective at the earliest possible time and, if required, to file the US Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act.

  (b) To make available to the Underwriters in such cities and locations as the Representative shall reasonably designate, as soon as practicable after the Registration Statement becomes effective (and in any event by 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement), and thereafter from time to time to furnish to the Underwriters, as many copies of the US Prospectus and the International Prospectus (or of the Prospectuses as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request; if the delivery of a prospectus is required in connection with offers and sales of the Shares, and if at such time any event shall have occurred as a result of which the Prospectuses as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectuses are delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Registration Statement in order to comply with the Securities Act and the rules and regulations thereunder, the Company shall notify the Underwriters and upon their request file such document and prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of amended Prospectuses or supplements thereto which will correct such statement or omission or effect such compliance;

  (c) To deliver to the Representative, at the expense of the Company, two signed copies of the Registration Statement (as originally filed) and each amendment thereto or as supplemented, in each case including exhibits, and to each Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto or as supplemented, in each case without exhibits; and in case any Underwriter is required to deliver a prospectus in connection with sales of the Shares in the United States at any time nine months or more after the time of issue of the Prospectuses, upon the request of the Representative but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representative may reasonably request of an amended or supplemented US Prospectus complying with Section 10(a)(3) of the Securities Act.

  (d)  To advise the Representative promptly, confirming such advice in writing,
       (i) when each of the Registration Statement and the ADS Registration Statement has become effective, (ii) when any post-effective amendment to the Registration Statement becomes effective and (iii) when a US Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company agrees to file in a timely manner under such Rule).

  (e) To advise the Representative promptly, confirming such advice in writing, of the receipt of any comments from the Commission or of any request by the Commission for amendments or supplements to the Registration Statement, ADS Registration Statement or US Prospectus, as then amended or supplemented, or for additional information with respect thereto, or of notice of the institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or of any order preventing or suspending the use of any Preliminary US Prospectus or the US Prospectus, as then amended or supplemented, and promptly to use every reasonable effort (i) to prevent the issuance of any stop order and (ii) if any stop order is issued, to obtain the lifting or withdrawal of such order as soon as possible.

  (f) To advise the Representative promptly of any proposal to file, amend or supplement the Registration Statement, the ADS Registration Statement or either of the Prospectuses, as then amended or supplemented, to furnish the Representative with copies of any such documents, amendments or supplements a reasonable amount of time prior to such filing or use, and to file no such amendment or supplement to which the Representative or counsel to the Underwriters shall object in writing.

  (g) To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offer and sale under the securities or "blue sky" laws of such states and other jurisdictions (which shall include, without limitation, France and Switzerland) as the Representative may designate and to use its best efforts to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation in any such state or other jurisdiction, to subject itself to taxation as doing business in any such state or other jurisdiction or to file a general consent to the service of process under the laws of any such state or other jurisdiction; and to promptly advise the Representative of the receipt by the Company of any notification with respect to (i) the suspension of the qualification of the Shares for sale in any jurisdiction or (ii) the initiation or threatening of any proceeding for such purpose.

  (h) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 p.m., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

  (i) To make generally available to its shareholders (within the meaning of the Securities Act and the rules and regulations thereunder) as soon as practicable and in any event within the period required by law, an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 under the Securities Act).

   (j) To furnish to its shareholders within the period required under the Exchange Act and the rules and regulations thereunder after the end of each financial year an annual report, including a balance sheet, statements of income and of cash flow of the Company for such financial year, accompanied by a copy of the certificate or report thereon of internationally recognized independent certified public accountants.

   (k) To furnish or make available to each of the Representative and, upon request, to each of the other Underwriters for three years, as soon as they are available, (i) a copy of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate, (ii) a copy of all annual and current reports filed with the Commission on Forms 20-F and 6-K, or such other similar form as may be designated by the Commission, and (iii) a copy of documents or reports filed with the Commission or any securities exchange on which any class of securities of the Company is listed.

   (l) To pay or cause to be paid all costs and expenses relating to the performance of the obligations of the Company under this Agreement and any related arrangement, including, without limitation, (i) the preparation, printing and filing of the Registration Statement, the ADS Registration Statement, the Preliminary Prospectuses, the Prospectuses and any amendments or supplements thereto, as well as the mailing and delivery of copies of the Preliminary Prospectuses, the Prospectuses and any amendments or supplements thereto in such quantities as the Underwriters may reasonably require, (ii) the preparation, printing and delivery to the Underwriters of the Underwriting Agreement, the Deposit Agreement and such other documents as may be reasonably required in connection with the Global Offering, or the purchase, sale or delivery, as applicable, of the Shares, (iii) the preparation, issuance and delivery of any certificates for the Shares to the order of the Underwriters, (iv) the reasonable fees and disbursements of each of the Company's counsel, accountants and other advisors, (v) the reasonable fees and disbursements of the Underwriters' counsel (vi) the qualification of the Shares under the securities or "blue sky" laws in accordance with the provisions of Section 4.1(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and distribution of any Blue Sky Memoranda (up to the agreed cap of US$15,000), (vii) the fees and expenses of any transfer secretary or registrar for the Shares, (viii) the filing fees incident to the review by the NASD of the terms of the sale of the Shares, (ix) the filing fees of the Commission, (x) the fees and expenses incurred in connection with the listing or supplemental listing, if any, of the ADSs representing shares of the Company on Nasdaq National Market and the listing of the Shares and ADSs on the London Stock Exchange, (xi) the fees payable by the Company, if any, for depositing the Shares under the Deposit Agreement with the Depositary against issuance of the ADRs, (xii) the fees and expenses payable by the Company, if any, of the Depositary and any custodian appointed under the Deposit Agreement, (xiii) all taxes and duties, if any, incident to the sale and issuance, in accordance with
       Section 2 of this Agreement, or delivery of the Shares, including any stamp duty or transfer taxes or other duties payable upon the sale and issuance, in accordance with Section 2 of this Agreement or delivery of the Shares to the Underwriters, their transfer between Underwriters pursuant to the Agreement Among Underwriters, and their onward sale to purchasers as contemplated in the Global Offering, (xiv) all marketing and roadshow expenses, including the reasonable fees and expenses of the roadshow coordinator, if any, the preparation of all promotional materials (including but not limited to slides, videos and brochures) in connection with the investor presentations, and including but not limited to, travel and lodging expenses of the Company and the Underwriters, (xv) all reasonable advertising expenses and the fees of any media relations or publicity agents in connection with the Global Offering and (xvi) all other reasonable out-of-pocket expenses. All amounts paid or reimbursed to the Underwriters under this Section 4.1(l) shall also include any value added tax or applicable taxes with respect thereto, and shall, to the extent ascertained by the Underwriters at the Time of Purchase, be paid in accordance with Section 2 hereof (amounts which are ascertained by the Underwriters after such time to be paid promptly in immediately available funds by wire transfer to an account designated by the Representative upon written notification by the Representative). The parties hereto agree that to the extent that any Underwriter is entitled to be reimbursed for costs or expenses both under this Section 4.1(l) and the Engagement Letter between the Company and HSBC Investment Bank plc dated 22 April 2002, the Company shall only be obligated to reimburse such costs or expenses once in accordance with the terms of this Agreement.

   (m) To obtain from the Registrar of Companies in accordance with Article 6 of the Companies (General Provisions) (Jersey) Order 1992, as amended, consent to the circulation of the Prospectuses; and to obtain from the Jersey Financial Services Commission its consent under Article 4 of the Control of Borrowing (Jersey) Order 1958 as amended to the issue of the Shares by the Company.

   (n) As soon as practicable after the date of this Agreement, to submit a copy of the UK Listing Particulars to the UK Listing Authority for approval in accordance with the UK FSMA and the UK Listing Rules and (subject to obtaining such approval) to have a copy of the UK Listing Particulars delivered to the Registrar of Companies in England and Wales for registration as required by Section 149 of the UK FSMA; to make available sufficient copies of the UK Listing Particulars at its registered office and at the Document Viewing Facility of the UK Listing Authority for such periods as may be required by the UK Listing Rules; to make publicly available copies of all documents stated in the UK Listing Particulars as being available for inspection at the address stated therein for such periods as may be required by the UK Listing Rules.

   (o) To list for quotation the ADSs on Nasdaq National Market and to list the Shares and ADSs on the Official List and the London Stock Exchange.

   (p) To comply with the Deposit Agreement so that ADRs evidencing ADSs to be delivered to the Underwriters at each Time of Purchase are executed by the Depositary (and, if applicable, countersigned).

   (q) Except pursuant to transactions in connection with the exchange offer referenced on the cover of the Prospectus, that neither the Company nor any of its affiliated purchasers (as defined in Rule 100 of Regulation M) will, either alone or with one or more other persons, until such time as the Representative shall have notified the Company of the completion of the distribution of the Shares by the Underwriters and that all stabilization activities with respect to such distribution have been terminated, bid for or purchase, for any account in which the Company or any of its affiliated purchasers has a beneficial interest, any Shares or attempt to induce any person to purchase any Shares, except as otherwise provided in this Agreement or to the extent otherwise permitted by the Exchange Act and the rules and regulations thereunder; and neither the Company nor any of its affiliated purchasers will, until such time described above, make bids or purchases for the purpose of creating actual or apparent active trading in, or of raising the price of, the Shares or the ADSs.

   (r) To use the net proceeds received by the Company from the sale of the Shares by the Company pursuant to this Agreement in the manner specified in the Prospectuses under the heading "Use of Proceeds".

   (s) To execute and deliver to the Representative the Lock-up Deed among Randgold & Exploration Company Limited and the Company, to procure Randgold & Exploration Company Limited's execution thereof and to obtain from each of the Company's executive directors an executed lock-up agreement in the form attached hereto as Exhibit H, in each case prior to the First Time of Purchase.

4.2    The Selling Shareholder agrees with the Underwriters and the Company:

        (a) To pay or to cause to be paid all transfer taxes payable in connection with the transfer of the Option Shares to be sold by the Selling Shareholder to the Underwriters.

        (b) To do and perform all things required or necessary to be done and performed under this Agreement by the Selling Shareholder prior to the Time of Purchase of the Option Shares and to satisfy all conditions precedent to the delivery of the Option Shares.

        (c) That neither the Selling Shareholder, nor any of its affiliates (as defined in Rule 405 under the Securities Act) nor any person acting on its behalf will engage in any "directed selling efforts" (as defined in Regulation S) with respect to the International Offering.

5      REIMBURSEMENT OF EXPENSES

       If the Shares are not delivered for any reason, the Company shall, notwithstanding anything contained in Section 4.1(l) hereof to the contrary, pay any and all amounts due and owing to all parties as described in Section 4.1(l) hereof; provided, however, that the Company shall be obligated to pay such amounts due and owing to the Underwriters only to the extent such amounts are accountable out-of-pocket expenses or fees and disbursements of legal counsel to the Underwriters.

6      CONDITIONS OF UNDERWRITERS' OBLIGATIONS

       The several obligations of the Underwriters hereunder to purchase the Shares at the First Time of Purchase or any Additional Time of Purchase, as the case may be, are subject to the performance by the Company and the Selling Shareholder of their respective obligations hereunder and to the following additional conditions:

        (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct at the Time of Purchase with the same force and effect as if made at the Time of Purchase.

        (b) The Company shall, at the Time of Purchase, have delivered to the Representative a certificate dated the Time of Purchase from two of the Company's authorized officers to the effect that (i) the Company shall have performed such of its obligations under this Agreement as are to be performed at or before the Time of Purchase and (ii) the conditions described in paragraphs (n), (o), (p) and (q) of this
            Section 6 have been met.

        (c) All the representations and warranties of the Selling Shareholder contained in this Agreement shall be true and correct on the Time of Purchase with the same force and effect as if made on and as of the Time of Purchase.

        (d) The Selling Shareholder shall have delivered to the Representative a certificate dated the Time of Purchase from an authorized officer of the Selling Shareholder to the effect that (i) the Selling Shareholder shall have performed such of its obligations under this Agreement as are to be performed at or before the Time of Purchase and (ii) the condition described in paragraph (c) of this Section 6 has been met.

        (e) The Underwriters shall have received at the Time of Purchase the opinion of Fulbright & Jaworski L.L.P., special US counsel for the Company, dated the Time of Purchase, in form and substance satisfactory to the Representative, and substantially in the form of Exhibit A to this Agreement.

        (f) The Underwriters shall have received at the Time of Purchase the opinion of Ogier & Le Masurier, Jersey counsel for the Company, dated the Time of Purchase, in form and substance satisfactory to the Representative, and substantially in the form of Exhibit B to this Agreement.

        (g) The Underwriters shall have received at the Time of Purchase the opinion of Maitre ISSAKA KEITA, Mali counsel for the Company, dated the Time of Purchase, in form and substance satisfactory to the Representative, and substantially in the form of Exhibit C to this Agreement.

        (h) The Underwriters shall have received at the Time of Purchase the opinion of John Berry, in-house counsel to the Company, dated the Time of Purchase, in form and substance satisfactory to the Representative, and substantially in the form of Exhibit D to this Agreement.

        (i) The Underwriters shall have received at the Time of Purchase the opinion of Fasken Martineau Du Moulin, Canadian counsel for the Company, dated the Time of Purchase, in form and substance satisfactory to the Representative, and substantially in the form of Exhibit E to this Agreement.

        (j) The Underwriters shall have received at the Time of Purchase the opinion of Norton Rose, special US counsel for the Underwriters, dated the Time of Purchase.

        (k) The Underwriters shall have received at the Time of Purchase the opinion of Emmet, Marvin & Martin LLP, special US counsel for the Depositary dated the Time of Purchase, in form and substance satisfactory to the Representative, and substantially in the form of Exhibit F to this Agreement.

        (l) The Representative shall have received from PricewaterhouseCoopers and PricewaterhouseCoopers Inc., letters dated the date of this Agreement and the Time of Purchase and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by the Representative, and substantially in the form prescribed by Statement on Auditing Standards 72: "Letter for Underwriters and Certain other Requesting Parties".

        (m) No amendment or supplement to the Registration Statement, the ADS Registration Statement or the US Prospectus shall be filed prior to the time the Registration Statement becomes effective to which the Representative reasonably objects in writing.

        (n) The Registration Statement shall have become effective at or before 5:30 p.m., New York City time, on the date of this Agreement and the US Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act not later the second full Business Day after the date of this Agreement; provided, however, that the Company and the Representative may from time to time agree on a later date.

        (o) Prior to the Time of Purchase, (i) no stop order with respect to the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued under the Securities Act or proceedings initiated for that purpose shall have been commenced or threatened by or shall be pending before the Commission; (ii) the Registration Statement and the ADS Registration Statement, and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) neither of the Prospectuses nor any amendments or supplements thereto, or modifications thereof, if any, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

        (p) (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectuses any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as described or contemplated in the Prospectuses, and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectuses, there shall not have been any material change in the capital stock (other than as a result of grants or exercises under the Company's benefit plans) or increase in short-term or long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, directors of the Company, executive officers of the Company, financial position, shareholders' equity or results of operations of the Company and its Subsidiaries, taken as a whole, otherwise than as described or contemplated in the Prospectuses as amended or supplemented, the effect of which, in any such case described in clause (i) or (ii), in the judgment of the Representative makes it impracticable or inadvisable to proceed with the Global Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectuses.

        (q) The Shares issued in the form of ADSs shall have been listed for quotation on the Nasdaq National Market and such listing shall not have been withdrawn and Admission shall have occurred by no later than 2:30 PM on _______, 2002.

        (r) The Representative shall have received each of the lock-up agreements specified in Section 4.1(u) of this Agreement, which agreements shall be in full force and effect at the Time of Purchase.

        (s) The Representative on behalf of the Underwriters shall have received such other resolutions, consents, authorizations, opinions, letters and other documents relating to the Global Offering as the Underwriters may reasonably require.

        (t) The Underwriters shall have received at the Time of Purchase the opinion of _________________, counsel for the Selling Shareholder, dated the Time of Purchase, in form and substance satisfactory to the Representative, and substantially in the form of Exhibit G to this Agreement.

        (u) The offer and sale of the Shares in the Qualifying Provinces of Canada shall be exempt from the prospectus requirements of, and in compliance with, all Canadian Securities Laws and no approval or consent of or filing with any governmental authority or stock exchange in the Qualifying Provinces is required in connection with such offer and sale except as have been made or received, as applicable.

7      EFFECTIVE DATE OF AGREEMENT; TERMINATION

        (a) This Agreement shall become effective (i) if Rule 430A under the Securities Act is not used, when the Representative shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Securities Act is used, when the parties hereto have executed and delivered this Agreement.

        (b) Notwithstanding anything herein contained to the contrary, this Agreement (or the several obligations of the several Underwriters with respect to the Option Shares) may be terminated in the absolute discretion of the Representative, by written notice given to the Company and the Selling Shareholder, if after the execution and delivery of this Agreement and prior to the Time of Purchase (or, in the case of the Option Shares, any Additional Time of Purchase) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASD, the Chicago Board Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of

            Trade or the London Stock Exchange, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in (A) New York shall have been declared by either federal US or New York State authorities or (B) Canada or London shall have been declared by relevant Canadian or U.K. authorities, as the case may be, (iv) (a) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States, or
            (b) there shall have been any other calamity or crisis or any change in political, financial or economic conditions, or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representative, is material and adverse and which, in the judgment of the Representative, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectuses.

        (c) If the Representative elects to terminate this Agreement as provided in this Section 7, the Company, the Selling Shareholder and each other Underwriter shall be notified promptly by letter or facsimile.

        (d) In the event that this Agreement is terminated pursuant to this
            Section 7, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4.1(l), 5 and 9 hereof which sections shall survive any termination hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof which section shall survive any termination hereof) or to one another hereunder.

8      INCREASE IN UNDERWRITERS' COMMITMENTS

       If at the Time of Purchase, any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the aggregate number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Shares described opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 8 by an amount in excess of one-tenth of such number of Shares without the written consent of such Underwriter. If at the Time of Purchase any Underwriter or Underwriters shall fail or refuse to purchase the Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, the Representative may in its discretion arrange for itself or another party or other parties to purchase such Shares on the terms contained in this Agreement. If within 36 hours after such default by any Underwriter the Representative does not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Representative to purchase Shares on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company that it has so arranged for the purchase of such Shares, or the Company notifies the Representative that it has so arranged for the purchase of such Shares, then either the Representative or the Company shall have the right to postpone the Time of Purchase, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectuses or in any other documents or arrangements may be effected. If no such arrangements for the purchase of such Shares are made within the respective prescribed periods, this Agreement (or the obligations of the several Underwriters to Purchase the Option Shares, as the case may be) shall terminate without liability on the part of any non-defaulting Underwriter or the Company. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9      INDEMNITY AND CONTRIBUTION

        (a) The Company agrees to indemnify and hold harmless each Underwriter, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) arising out of, based upon or caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the ADS Registration Statement (each as amended or supplemented), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in any case insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

        (b) The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares and each person, if any, who controls any Underwriter within the meaning of either
            Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) arising out of, based upon or caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the ADS Registration Statement (each as amended or supplemented), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in such Registration Statement or Prospectus in reliance upon or in conformity with written information furnished to the Company or the Underwriters by the Selling Shareholder and stated to be specifically for use therein, or any violation by the Selling Shareholder of the Securities Act or the Exchange Act or any rule or regulation thereunder, except in any case insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Selling Shareholder in writing by such Underwriter through the Representative expressly for use therein. Notwithstanding the foregoing, the aggregate liability of the Selling Shareholder pursuant to this Section 9(b) shall be limited to an amount equal to the total proceeds (before deducting underwriting discounts and commissions and expenses) received by the Selling Shareholder from the Underwriters for the sale of the Option Shares sold by the Selling Shareholder hereunder.

        (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholder and the Company's directors and officers who sign the Registration Statement and each person who controls the Company or the Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Sellers to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any Prospectus, any amendment or supplement thereto, or any Preliminary Prospectus.

        (d) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "INDEMNIFIED PERSON") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceedings, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares and such control persons of Underwriters shall be designated in writing by the Representative and any such separate firm for the Company, the Selling Shareholder and the Company's directors and officers who sign the Registration Statement and control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

        (e) If the indemnification provided for in paragraphs (a), (b) and (c) of this Section 9 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under either such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholder and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Shareholder and the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Shareholder and the Underwriters shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the US Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company, the Selling Shareholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (f) The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations described above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares described opposite their names in Schedule I hereto and not joint.

       (g) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

10     REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY

       The indemnity and contribution agreements contained in Section 9 and the agreements, representations, warranties and other statements of the Company and the Selling Shareholder, as described in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, its directors or officers or any person (including each officer or director of such person) controlling any Underwriter or by or on behalf of the Company, its directors or officers or any other person controlling the Company or the Selling Shareholder and (iii) acceptance of and payment for any of the Shares. Each of the parties hereto agrees to notify each other party promptly of the commencement of any proceeding against it and, in the case of the Company, against any of the Company's executive officers, directors or the

       Secretary of the Company in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or either of the Prospectuses.

11     JUDGMENT CURRENCY

       Each of the parties hereto acknowledges that the US dollar (the "CONTRACTUAL CURRENCY") is the sole currency of payment for all sums payable by any party under or in connection with Section 9 of this Agreement. If, under any applicable law and whether pursuant to a judgment being made or registered against any party or for any other reason, any payment under or in connection with Section 9 of this Agreement is made or fails to be satisfied in a currency (the "OTHER CURRENCY") other than the Contractual Currency then, to the extent that the payment (when converted into the Contractual Currency at the rate of exchange on the date of payment or, if it is not practicable for the relevant party to purchase the Contractual Currency with the other currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the relevant party falls short of the amount due under the terms of Section 9 of this Agreement, the other party shall as a separate and independent obligation, indemnify and hold harmless such party against the amount of such shortfall. For the purpose of this Section 11, "RATE OF EXCHANGE" means the rate at which the relevant party is able on the relevant date in London to purchase the Contractual Currency with the other currency and shall take into account any premium and other costs of exchange.

12     NOTICES

       Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and shall be delivered or sent by messenger, telex, overnight courier or facsimile transmission and, (i) if to the Underwriters, shall be sufficient in all respects if delivered or sent to HSBC Investment Bank plc, Vintners Place, 68 Upper Thames Street, London EC4V 3BJ, England (fax: 020 7336 9500), Attention: Robert Wooldridge, with a copy to: Norton Rose, Kempson House, Camomile Street, London EC3A 7AN (fax: 020 7283 6500) Attention: Thomas Vita, (ii) if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Randgold Resources Limited, La Motte Chambers, La Motte Street, St. Helier Jersey JE1 1BJ, Channel Islands (fax: ________), Attention: ____________ with a copy to:
       Fulbright & Jaworski LLP, 666 Fifth Avenue, Tower 9, New York, NY 10103 (fax: 212 318 3400), Attention: Steven Suzzan and (iii) if to the Selling Shareholder, to [Attorney-in-Fact], [address], [fax], Attention:
       ____________.

13     GOVERNING LAW; CONSTRUCTION; HEADINGS

       This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14     SUBMISSION TO JURISDICTION

       To the fullest extent permitted by applicable law, each of the parties hereto irrevocably agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any New York State or US federal court of competent jurisdiction located in the Borough of Manhattan, The City of New York, New York, and irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.

       Each of the parties hereto waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including immunity to pre-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of this Agreement or the transactions contemplated hereby which is instituted in any New York State or US federal court of competent jurisdiction located in the Borough of Manhattan, The City of New York, New York, or in any foreign court. To the extent permitted by law, each of the parties hereto hereby waives any objection to the enforcement by any competent foreign court of any judgment validly obtained in any such proceeding. Each of the Company and the Selling Shareholder hereby appoints, without power of revocation, CT Corporation System, 111 8th Avenue, 13th Floor, New York, New York 10011 (the "PROCESS AGENT") as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement or the transactions contemplated hereby brought in such New York State or Federal court of competent jurisdiction sitting in the Borough of Manhattan, The City of New York, New York. Such service may be made by delivering a copy of such process to the Company or the Selling Shareholder, as the case may be, in care of the Process Agent at the address specified above for the Process Agent and obtaining a receipt therefor, and each of the Company and or the Selling Shareholder hereby irrevocably authorizes and directs such Process Agent to accept such service on its behalf. Each of the Company and or the Selling Shareholder represents and warrants that the Process Agent has agreed to act as said agent for service of process, and agrees that service of process in such manner upon the Process Agent shall be deemed, to the fullest extent permitted by applicable law, in every respect effective service of process upon the Company or the Selling Shareholder, as the case may be, in any such suit, action or proceeding.


15     PARTIES OF INTEREST

       The Agreement herein described has been and is made solely for the benefit of the Underwriters, the Company and the Selling Shareholder and to the extent provided in Section 9 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

16     COUNTERPARTS

       This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17     SUCCESSORS AND ASSIGNS

       This Agreement shall be binding upon the Underwriters, the Company and the Selling Shareholder and their successors and assigns and any successor or assign of any substantial portion of the Company's and any of the Underwriters' respective businesses and/or assets.

18     MISCELLANEOUS

       (a) The parties hereto acknowledge and agree that the Representative, on behalf of the Underwriters, to the extent permitted by applicable laws, may effect transactions in the open market or otherwise in connection with the distribution of the Shares with a view to stabilizing or maintaining the market price of the Shares or the ADSs at levels other than those which might otherwise prevail in the open market. The parties hereto further agree than any loss (including expenses) or profit sustained as a consequence of any such over-allotment or stabilizing activity shall be for the account of the Underwriters (in their capacity as such) and shall not be for the account of the Company. The Representative may make short sales of the Shares and the ADSs in connection with the Global Offering, resulting in the sale by the Representative of a greater number of Shares and ADSs than it is required to purchase pursuant to the Underwriting Agreement. The short position resulting from those short sales will be deemed a "covered" short position to the extent that it does not exceed the Shares and the ADSs subject to the over-allotment option and will be deemed a "naked" short position to the extent that it exceeds that number. A naked short position is more likely to be created if the Representative is concerned that there may be downward pressure on the trading price of the Shares or the ADSs in the open market that could adversely affect investors who purchase Shares or ADSs in the Global Offering. The Representative may reduce or close out its covered short position either by exercising the over-allotment option or by purchasing Shares or ADSs in the open market. In determining which of these alternatives to pursue, the Representative will consider the prices at which ordinary shares or ADSs are available for purchase in the open market as compared to the price at which it may purchase through the over-allotment option. Any naked short position will be closed out by purchasing Shares or ADSs in the open market. Similar to other stabilizing transactions described below, open market purchases made by the Representative to cover all or a portion of its short position may have the effect of preventing or retarding a decline in the market price of the Shares or the ADSs following the Global Offering. As a result, the Shares or the ADSs may trade at a price that is higher than the price that otherwise might prevail in the open market.

        (b) This Agreement, together with the Engagement Letter, embodies the entire agreement and understanding among the Company, the Selling Shareholder, HSBC Investment Bank plc and the Underwriters and supersedes all prior agreements and understandings among the Company, the Selling Shareholder and the Underwriters relating to the subject matter hereof.

If the foregoing correctly sets forth the understanding among the Company, the Selling Shareholder and the Underwriters, please sign and return two counterparts hereof, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Selling Shareholder and the Underwriters, severally.

                                            Very truly yours,


                                            RANDGOLD RESOURCES LIMITED



                                            By:________________________________
                                            Name:______________________________
                                            Title:_____________________________



                                              INTERNATIONAL FINANCE CORPORATION





                                            By:________________________________
                                            Name:______________________________
                                            Title:_____________________________





Accepted as of the date hereof

HSBC SECURITIES (USA) INC.

As Global Coordinator and as
Representative of the several Underwriters named in Schedule I hereto.

By:    HSBC SECURITIES (USA) INC.

By: _______________________

Name: _____________________

Title: ____________________



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